SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   December 29, 2015

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55441	87-057730
(State or Other Jurisdiction of	Commission File Number	(IRS Employer Identification No.)
Incorporation)

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (56 2) 2657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01   Other Events.

Effective December 29, 2015, the Board of Directors of White Mountain Titanium Corporation (the “Company”) extended and reduced the exercise prices of outstanding warrants issued by the Company in prior nonpublic offerings. Warrants to purchase 5,048,300 shares of common stock at $0.65 per share which were scheduled to expire on December 31, 2015, were extended to April 30, 2016, and the exercise price was reduced to $0.30 per share. Warrants to purchase 5,714,285 shares of common stock at $0.45 per share which were scheduled to expire on December 31, 2016, were extended to December 31, 2017, and the exercise price was reduced to $0.30 per share. Warrants to purchase 24,000,000 shares of common stock at $0.55 per share which were scheduled to expire on December 31, 2017, were extended to December 31, 2018, and the exercise price was reduced to $0.35 per share. The warrants to be extended include warrants acquired or received by members of management of the Company in prior offerings. The following table sets forth the outstanding warrants currently held by directors which have been extended in the above-referenced action by the Board:

Name	Office	No. of Warrants	Original Exercise Price	Reduced Exercise Price	Original Expiration Date	Extended Expiration Date
Kin Wong	Chairman & CEO	700,000	$0.45	$0.30	12/31/16	12/31/17
Kin Wong	Chairman & CEO	1,500,000	$0.55	$0.35	12/31/17	12/31/18
Yee Y (Sue) Pei	Director	100,000	$0.45	$0.30	12/31/16	12/31/17
Weigang Greg Ye	Director	57,000	$0.45	$0.30	12/31/16	12/31/17
Wei Lu	Director	142,714	$0.45	$0.30	12/31/16	12/31/17

The shares to be issued upon exercise of the foregoing warrants have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: December 30, 2015	By /s/ Kin Wong
Kin Wong, Chairman